Exhibit (e)(1)

AMENDED AND RESTATED SCHEDULE A

with respect to the

AMENDED INVESTMENT MANAGEMENT AGREEMENT

between

ING SERIES FUND, INC.

and

ING INVESTMENTS, LLC

Series	Effective Date	Annual Investment Management Fee (as a percentage of daily net assets)

Brokerage Cash Reserves		0.200% on first $1 billion 0.190% on next $2 billion 0.180% over $3 billion

ING Alternative Beta Fund	October 22, 2008	0.750% on all assets

ING Balanced Fund		0.750% on first $500 million 0.675% on next $500 million 0.650% over $1 billion

ING Corporate Leaders 100 Fund	June 11, 2008	0.400% on all assets

ING Global Target Payment Fund	June 18, 2008	0.08% on all assets

ING Global Science and Technology Fund		1.050% on first $500 million 1.025% on next $500 million 1.000% over $1 billion

ING Growth and Income Fund		0.700% on first $250 million 0.650% on next $250 million 0.625% on next $250million 0.600% on next $1.25 billion 0.550% over $2 billion

ING Index Plus LargeCap Fund		0.450% on first $500 million 0.425% on next $250 million 0.400% on next $1.25 billion 0.375% over $2 billion

Series	Effective Date	Annual Investment Management Fee (as a percentage of daily net assets)

ING Index Plus MidCap Fund		0.450% on first $500 million 0.425% on next $250 million 0.400% on next $1.25 billion 0.375% over $2 billion

ING Index Plus SmallCap Fund		0.450% on first $500 million 0.425% on next $250 million 0.400% on next $1.25 billion 0.375% over $2 billion

ING Money Market Fund		0.400% on first $500 million 0.350% on next $500 million 0.340% on next $1 billion 0.330% on next $1 billion 0.300% over $3 billion

ING Small Company Fund		0.850% on first $250 million 0.800% on next $250 million 0.775% on next $250 million 0.750% on next $1.25 billion 0.725% over $2 billion

ING Strategic Allocation Conservative Fund		Direct Investments 0.800% on first $500 million 0.775% on next $500 million 0.750% on next $500 million 0.725% on next $500 million 0.700% over $2 billion Underlying Funds 0.08%

Series	Effective Date	Annual Investment Management Fee (as a percentage of daily net assets)

ING Strategic Allocation Growth Fund		Direct Investments 0.800% on first $500 million 0.775% on next $500 million 0.750% on next $500 million 0.725% on next $500 million 0.700% over $2 billion Underlying Funds 0.08%

ING Strategic Allocation Moderate Fund		Direct Investments 0.800% on first $500 million 0.775% on next $500 million 0.750% on next $500 million 0.725% on next $500 million 0.700% over $2 billion Underlying Funds 0.08%

ING Tactical Asset Allocation Fund	March 5, 2008	0.45% on all assets

ING U.S. Government Money Market Fund	October 31, 2008	0.35% on first $1 billion 0.325% on next $2 billion 0.30% in excess of $3 billion